                                                                EXHIBIT 10.5


*** Confidential treatment has been requested for portions of this agreement.
   The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


                         TECHNICAL SERVICES AGREEMENT
                         ----------------------------


     THIS TECHNICAL SERVICES AGREEMENT ("Agreement") is entered into on July 24,
                                         ---------
1998, but intended to be effective as of January 1, 1998, between AMRC Holdings, Inc., a cor poration duly organized and existing under the laws of the State of
Delaware (the "Company"), and American Mobile Satellite Corporation, a
               -------
corporation duly organized and existing under the laws of the State of Delaware (the "Service Provider"), each of which may be referred to individually as a
      ----------------
"Party" or collectively as the "Parties."  This Agreement and all addenda
------                          -------
contemplated hereby are collectively referred to as the "Agreement" unless
                                                         ---------
indicated otherwise.

     WHEREAS, the Federal Communications Commission ("FCC" or "Commission") has
                                                      ---      ----------
issued to the Company one of two digital audio radio satellite ("DARS") licenses

                                                   ----
to provide audio programming via satellite to the United States (the

"Business");
 --------

     WHEREAS, the Service Provider possesses, inter alia, technical expertise and know-how in the areas of engineering, satellite system design and development, ground segment infrastructure design and development, and similar areas related to the development of a DARS system;

     WHEREAS, the Company has selected the Service Provider, and the Service Provider is willing, to perform the Services specified herein on the terms and conditions set forth herein; and

     WHEREAS, on or about the date hereof the Company has entered into a substantially identical agreement with WorldSpace Management Corporation ("WorldSpace"), acting as service provider thereunder, as represented in Section
  ----------
5.2 hereof.

     NOW, THEREFORE, in consideration of the mutual obligations a nd benefits set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and the Service Provider agree to the following terms and conditions:

1.   Services
     --------

1.1 (a) The Service Provider shall, at the request of the Company, provide certain technical, engineering, marketing and strategic planning, or any other services as may be requested by the Company in connection with the establishment or operation of the Business (the "Services").
                                                                    --------
          The Services may be provided to the Company, or to its subsidiary, American Mobile Radio Corporation. Nothing in this Agreement shall obligate the Company to purchase a minimum or specific amount of Services.

     (b) The Board of Directors of the Company or one or more of its authorized designees shall meet no later than the 30th day before the beginnin
g
          of each calendar quarter in order to determine the goals which the Company must achieve in the following quarter, including the Company's support needs in achieving those goals. No later than the 15th day before the beginning of each calendar quarter, the Company shall inform the Service Provider of the Services to be provided by the Service Provider in the furtherance of achieving those goals. No later than the 10th day before the beginning of each calendar quarter, the Service Provider shall submit to the Company an itemization (each, an "Itemization")
              -----------
          confirming the Service Provider will provide the Services specified by the Company for the coming quarter, broken down by employee, rate per hour and total cost estimates.

     (c) The Company and the Service Provider shall agree upon the amount of compensation for the Services in accordance with Section 2.1, in a written addendum to this Agreement, which shall attach the related Itemization (the "Addendum," and collectively the "Addenda").
                            --------                         -------

     (d) The Service Provider shall monitor the actual costs of the Services provided on a monthly basis (and may, if it elects do so, on a more frequent basis) and shall provide a written notice (the "Initial Cost
                                                                   ------------
          Notice") to the Company during any quarter prior to the incurrence or
          ------
          expenditure of one hundred percent (100%) of the cost estimates for such quarter, as set forth in the Itemization to the Addendum for such quarter, or as promptly thereafter as may be practicable. Notwithstanding the foregoing, no failure or delay in providing any such notice shall relieve the Company of the obligation to make payment for services as provided herein. In addition, in the event that the actual cost of the Services provided by the Service Provider during any quarter exceeds or is expected to exceed one hundred twenty percent (120%) of the cost estimates for such Services as set forth in the Itemization attached to the related Addendum, the Service Provider shall provide notice to the Company of any such excess (the "Excess
                                                                       ------
          Cost Notice") as promptly as practicable after the Service Provider
          -----------
          determines that the actual cost is expected to exceed one hundred twenty percent (120%) of the cost estimates.

          At the Company's request, the Service Provider shall modify the Services to be provided in any calendar quarter, subject to the Service Provider's ability to provide the Services effectively and efficiently; the Service Provider shall then provide Services as if such modification had appeared on the Itemization attached to the related Addendum; and such modification shall in due course be reflected in an amendment of such Addendum in accordance with Section 12.5.

     (e) The Parties agree that Addendum No. 1 entered into simultaneously herewith sets forth the Services rendered and to be rendered during the first quarter of 1998.

1.2 The Service Provider shall use its best efforts to ensure that the Services provided hereunder are consistent with accepted industry standards. Such Services shall be provided by the Service Provider as described in this Agreement when and where required by the Company, in a timely and professionally competent manner.

1.3 The Service Provider shall render Services in compliance with all applicable federal, state and local requirements, including, without limitation, all equal employment opportunity, compensation, benefit plan, disability, workers' compensation, anti-discrimination, and safety and health laws.

1.4 In order for the Service Provider to provide the Services hereunder, the Company shall disclose to the Service Provider such information and data which is reasonably requested by the Service Provider. The Service Provider shall use such information and data exclusively in the performance of its obligations hereunder, and such disclosure shall be subject to the terms and conditions of this Agreement, including Section 7, if such disclosure is of Confidential Information as defined herein.

1.5 Technology and the intellectual property rights therein owned by the Service Provider and provided to the Company in connection with the provision of Services herewith shall be subject to a Technology Licensing Agreement between and among the Parties.

2.   Payment Terms
     -------------

2.1  Costs for Services Rendered:
     ---------------------------

     (a) Unless agreed otherwise, the Service Provider shall be compensated at the rates set forth in Annex I for Services performed, plus reimbursement of reasonable out-of-pocket expenses. Such rates shall be determined by the Service Provider and shall not be changed without the prior written consent of the Company. The Company shall pay the Service Provider for such Services as set forth below:

          (i) In the event that the actual cost of the Services provided by the Service Provider during any quarter are equal to or less than one hundred twenty percent (120%) of the cost estimates for such Services as set forth in the Itemization attached to the related Addendum, then
                                                                            ----
          the Company shall be obligated to pay the actual costs for such Services;

          (ii) in the event that (x) the actual cost of the Services provided by the Service Provider during any quarter exceeds one hundred twenty percent (120%) of the cost estimates for such Services as set forth in the Itemization attached to the related Addendum and (y) the Service Provider fails to provide the Company with either the Initial Cost Notice or the Excess Cost Notice, then the Company shall be obligated
                                            ----
          to pay no more than one hundred twenty percent (120%) of the cost estimates for such Services as originally set forth in the Itemization attached to the related Addendum; and

          (iii) in the event that (x) the actual cost of the Services provided by the Service Provider during any quarter is expected to exceed one hundred twenty percent (120%) of the cost estimates for such Services as set forth in the Itemization attached to the related Addendum and
          (y) the Service Provider has provided

               (A) the Initial Cost Notice, the Company shall be authorized to modify the Services being provided during such quarter, in consultation with the Service Provider, in order to reduce the cost of Services for such quarter, or

               (B) the Excess Cost Notice, the Company shall be authorized to direct the Service Provider to modify or suspend providing Services for the remainder of such quarter after the incurrence or expenditure of one hundred twenty percent (120%) of such cost estimates;

          in the event the Company does not provide to the Service Provider notice of modification or suspension of Services as provided above, the Service Provider shall continue to perform the Services for the duration of such quarter and the Company shall be obligated to pay for the actual cost of the Services, which cost shall in due course be reflected in an amendment of such Addendum in accordance with Section 12.5.

     (b) Unless agreed otherwise, all properly documented reasonable out-of-pocket expenses shall be charged by the Service Provider to the Company at actual cost; provided,
                                  --------
          however, that without the Company's prior written approval the Company
          -------
          shall not be obligated to reimburse out-of-pocket expenses in excess of $20,000 per month.

     (c) The Company shall be under no obligation to make any payments other than those contemplated by this Agreement.

2.2  Right to Inspect:  Upon the Company's reasonable request, the Service
     ----------------
     Provider shall provide the Company with copies of all documents reasonably necessary for the Company's independent determination of the Service Provider's costs invoiced for Services rendered. The Company or its agent shall also have the right to inspect during normal business hours any item, including, without limitation, meters, invoices, contracts, records or such additional documents reasonably necessary for the Company or its agent to audit the Service Provider's out-of-pocket expenses, provided, however that
                                                          --------  -------
     the Company shall give the Service Provider at least 24 hours advance notice of its intention to inspect any item in accordance with this Section 2.2.

2.3  Quarterly Invoice:  Within thirty (30) days following the end of each
     -----------------
     calendar quarter, the Service Provider shall submit to the Company an invoice setting forth a description of the Services rendered during the preceding calendar quarter, plus out-of-pocket expenses incurred during such period. A proper invoice shall set forth the amount charged for each separate Service rendered on a separate line, and the total sum due for all Services for the relevant period. Each invoice shall be payable upon receipt by the Company and unpaid amounts relating thereto shall accrue interest at nine percent (9%) per annum, from and after the thirtieth day following the date of issuance of the such invoice, provided that such invoice is promptly delivered following issuance to the Company.

2.4  Disputes:
     --------

     (a) The Company shall have the right to dispute all or a portion of any invoice rendered by the Service Provider for which the Company has reasonable cause. The Company shall inform the Service Provider in writing of the basis for such dispute and the amount withheld within thirty (30) days of the Company's receipt of the relevant invoice.

     (b) In the event it is determined, either by agreement of the Parties or by dispute resolution pursuant to Section 8 hereof, that the disputed amount is properly due and payable, the Service Provider shall be entitled to the interest earned on such disputed amount for each day after payment of the invoice was due until the day the disputed portion is paid by the Company. Interest shall be calculated at the rate equal to nine percent (9%) per annum.

     (c) Any payment made by the Company, or failure of the Company to provide written notice of the dispute within the above thirty (30) day period, shall not prejudice the Company's right to contest its liability for any payment under this Agreement, unless such failure to give notice materially prejudices the Service Provider.

2.5  Right of Set-off:  If the Service Provider fails fully and satisfactorily
     ----------------
     to provide any of the Services for which the Company has made payment, the Company shall have the right to set-off such payments against future payments to be made by the Company to the Service Provider under this
     Section 2. Such set-off rights shall be in addition to, and not in substitution for, any and all other rights and remedies available to the Company under this Agreement or applicable law.

3.   Schedule and Availability
     -------------------------

     With effect from January 1, 1998, the Service Provider shall perform the Services as instructed by the Company and as from time to time agreed in the Addenda. However, the Service Provider shall not be obligated to devote its full-time efforts to the performance of the Services.

4.   Termination
     -----------

4.1. On or after the date of the commencement of commercial operation of the Business following the launch of the Company's first satellite, either Party may, at any time, for its convenience and at its sole option, after giving the other Party thirty (30) days written notice, terminate this Agreement. The termination of this Agreement, or of any renewal thereof, shall discharge any further obligation of either Party hereto with respect to this Agreement, or any renewal thereof, provided however that the obligations set forth in Section 12.6 shall survive.

4.2. Upon termination, the Service Provider shall be entitled to compensation and disbursements for Services rendered up to the date of termination and the Company shall be entitled to receive any work product for which full payment has been made, or in the alternative (at the sole discretion of the Company) to be reimbursed the amount paid for such Services and/or work product not returned or not completed.

5.  Representations and Warranties
    ------------------------------

5.1 Each Party hereby represents and warrants to the other Party as follows:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

     (b) It has the corporate power and authority to own its assets, carry on its business and execute and deliver this Agreement and to perform its obligations hereunder;

     (c) It has taken all appropriate and necessary action to authorize the execution, delivery and performance of this Agreement;

     (d) All consents, approvals, licenses and authorizations of, and all filings and registrations with, any governmental authority necessary for the due execution, delivery, performance and enforceability of this Agreement, have been obtained and are in full force and effect; and

     (e) This Agreement constitutes a legal, valid and binding obligation, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not violate any provision of any applicable laws or regulations.

5.2 The Company hereby represents and warrants that, but for the description of services to be provided, it has entered into a substantially identical agreement with WorldSpace.

5.3 The Service Provider hereby represents and warrants that it has, or has unfettered access to, the technical, engineering, marketing and strategic planning and other necessary knowledge and skills necessary to render satisfactorily the Services as provided herein.

6.   Independent Contractor
     ----------------------

     This Agreement does not constitute or create a joint venture, pooling arrangement, partnership, or formal business organization of any kind between and among any of the Parties and the rights and obligations of the Parties shall be only those expressly set forth herein. The Service Provider will perform the Services as an independent contractor and shall not be considered, for any purpose, to be an employee, agent or servant of the Company or its affiliated companies. Neither the Service Provider nor the Service Provider's personnel shall be entitled to workers' compensation, medical coverage or similar benefits, or any life, disability or other insurance protection provided by the Company or any of its affiliated companies for their respective employees. The Service Provider shall be solely responsible for the payment of social security benefits, unemployment insurance, pension benefits, withholding any required amounts for income and other employment-related taxes and benefits of its employees, for providing its own transportation, and shall make its own arrangements for injury, illness or other insurance coverage to protect itself, its affiliated companies, its subcontractors and personnel from any costs, expenses, damages, loss and/or liability arising out of performance of the Services, or any transportation associated therewith. The Service Provider has no power or authority to act for, represent, or bind the Company or its affiliated companies in any manner. Any attempt by the Service Provider to act on behalf of or to bind the Company shall be void and grounds for immediate termination of this Agreement.

7.   Confidentiality
     ---------------

7.1 (a) The Parties recognize that in the course of performance of the Agreement, either of them may disclose to the other information about the disclosing Party's business or activities which such Party considers proprietary and confidential including, without limitation, trade secrets, marketing and business plans, customer lists, and information concerning the operations of the Parties (all of such proprietary and confidential information is hereinafter referred to as the "Confidential Information"). The Party who receives any Confidential Information (the "Receiving Party") agrees to maintain a confidential status for such Confidential Information, to treat such Confidential Information in the same manner as it treats its own Confidential Information, not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the Receiving Party, and not to disclose any of such Confidential Information to any third party, unless such information:

          (i) is or has become available to the public from a source other than the Receiving Party;

          (ii) was already known to the Receiving Party from sources other than the other Party at the time it was disclosed to the Receiving Party;

          (iii) is disclosed to the Receiving Party by a third party who is not under any legal obligation prohibiting such disclosure; or

          (iv)  is required to be disclosed by law.

     (b) The Parties acknowledge that they may be required to disclose Confidential Information to governmental agencies or authorities by law or in connection with the obtaining of approvals for the Company, and each shall endeavor to limit disclosure to that purpose. If either Party is required to disclose Confidential Information pursuant to this paragraph, such Party will immediately give the other Party written notice of any such disclosure, which notice shall specify the substance of the disclosure. The Party making such a disclosure shall take all reasonable steps to prevent further disclosure of such Confidential Information.

7.2  Survival of Confidentiality:  The provisions of this Section 7 shall
     ---------------------------
     survive the termination of this Agreement for any reason whatsoever. Upon such termination, the Parties shall return or destroy any Confidential Information which may have been transmitted by the other Party, as well as any copy or other reproduction, including without limitation, electronic data reproductions or representations.

8.   Dispute Resolution
     ------------------

8.1. In the event of any dispute between the Parties arising out of or in connection with this Agreement or the interpretation hereof, the Parties shall, in the first instance, make a good faith effort to settle such dispute amicably.

8.2. If amicable settlement cannot be reached within thirty (30) days following written notice by one Party to the other Party of the existence of any such dispute, the matter will be referred to binding arbitration in Washington, D.C. in accordance with the Expedited Arbitration Rules of JAMS/Endispute. The award of the arbitrator, JAMS/Endispute, shall be binding upon the parties hereto.

8.3. Each Party hereby submits to the jurisdiction of any arbitral tribunal referred to above, agrees that any award rendered by the arbitrators against it may be executed against its assets in any jurisdiction, and submits to the jurisdiction of the courts in such jurisdiction in any legal proceedings relating to the execution of such award.

9.   Notices
     -------

     All notices and other communications required or permitted hereunder shall be given in writing by hand delivery, by facsimile, or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Party to receive the same at its respective address set forth below, or at such other address as may from time to time be designated by either Party to the other Party hereunder in accordance with this Section 9:

  To the Service Provider:

          American Mobile Satellite Corporation
          10802 Parkridge Boulevard
          Reston, VA 22091
          Attn:  General Counsel
          Telephone:  703-758-6130
          Facsimile:  703-758-6134

     To the Company:

          AMRC Holdings, Inc.
          1250 23rd Street, N.W.
          Suite 57
          Washington, D.C.  20037
          Attn: Chief Financial Officer
          Telephone:  202-969-6000
          Facsimile: 202-969-6001

     All notices shall be effective when received. A notice is considered received if a written confirmation of receipt appears thereon or there exists a written fax confirmation. Either Party may by notice to the other Party designate a new address for notices, such new address to be effective ten (10) days after receipt of designation.

10.  Taxation
     --------

     All customs, duties, taxes of any kind, charges, fees and assessments of any nature whatsoever ("Assessments") which may be imposed by any local or other governmental body with respect to the Services (other than taxes on the income of the Service Provider or employment-related taxes paid by the Service Provider pursuant to Section 6) shall be borne by the Company. The Company shall indemnify and hold harmless the Service Provider against any Assessments made against it and any costs incurred by the Service Provider in defending against such Assessments. Any Assessments incurred in the performance of this Agreement shall be treated as an out-of-pocket expense under Section 2.1.

11.  Indemnity
     ---------

11.1 Each Party hereby agrees to indemnify and hold the other Party harmless against any and all costs, losses, claims, actions, demands, damages and liabilities (including attorneys' fees) incurred by the indemnifying Party arising out of or in respect of (i) any act, failure to act, or any assumption of any obligation or responsibility by the indemnifying Party, or by any of its directors, officers or employees, which is in contravention or violation of or in conflict with any of the terms or provisions of this Agreement, or (ii) any breach of any of the representations or warranties made by the indemnifying Party under this Agreement. The Service Provider further agrees to indemnify and hold harmless the Company against any and all costs, losses, claims, actions, demands, damages and liabilities (including attorneys' fees) arising out of or in respect of the gross negligence or willful misconduct of the Service Provider in providing the Services.

11.2 THE SERVICE PROVIDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE AGREEMENT OR THE PERFORMANCE OF THE SERVICES

     PROVIDED HEREUNDER OR THE WORK FURNISHED HEREUNDER, WHETHER ARISING UNDER LAW OR AT EQUITY.

11.3 IN NO EVENT SHALL EITHER PARTY OR A PARTY'S AFFILIATES AND ITS OR THEIR SUBCONTRACTORS AND ITS OR THEIR OFFICERS, EMPLOYEES AND AGENTS, BE LIABLE, IN CONTRACT, IN TORT, OR OTHERWISE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE ARISING AT ANY TIME OR FROM ANY CAUSE WHATSOEVER, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUE, LOSS OF FULL OR PARTIAL USE OF ANY EQUIPMENT, DELAYS, COST OF REPLACEMENTS, COST OF CAPITAL, LOSS OF GOODWILL, OR OTHER SUCH DAMAGES.

12.  Miscellaneous
     -------------

12.1 Entire Agreement.  This Agreement, together with the Annexes and Addenda
     ----------------
     hereto, constitute the entire agreement of the Parties hereto with respect to the performance of Services by the Service Provider for the Company and supersedes and terminates all prior arrangements and agreements between the Service Provider and the Company or any of its affiliates with respect to the subject matter hereof.

12.2 No Waiver.  No failure by either Party hereto to exercise, and no delay
     ---------
     in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either Party preclude any other or future exercise of that right or any other right hereunder by that Party.

12.3 Severability.  In case any one or more of the provisions of this
     ------------
     Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.4 Assignment.  Neither Party may assign or transfer, in whole or in part,
     ----------
     its rights or interests in this Agreement, nor may either Party delegate responsibilities hereunder without the prior written consent of the other Party, which consent may be withheld for any reason whatsoever, provided,
                                                                     --------
     however, that the Service Provider may assign or transfer this Agreement or
     -------
     the right and duties hereunder, in whole or in part, to any division, subsidiary or affiliate or successor entity, or to any corporation under common control of such Party or with which such Party may merge or to which such Party may sell all or substantially all of its assets.

12.5 Amendment.  This Agreement may not be amended, terminated or superseded
     ---------
     except by an agreement in writing between the Company and the Service Provider.

12.6 Survival:  Any provision of this Agreement which can reasonably be
     --------
     construed as surviving the expiration or termination of the Agreement, including but not necessarily limited to the indemnification and confidentiality provisions, shall so survive.

12.7 Governing Law:  This Agreement, including all Addenda and Annexes, shall be
     -------------
     governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts or choice of laws thereof.

12.8 Agreement to Execute Documents:  The Parties agree in good faith to execute
     ------------------------------
     any and all documents required for the performance of this Agreement.

12.9 Counterparts:  This Agreement may be executed in any number of separate
     ------------
     counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.


     IN WITNESS WHEREOF, this Agreement has been executed by the Parties, effective as of the date above indicated.


AMRC HOLDINGS, INC.                 AMERICAN MOBILE SATELLITE
                                    CORPORATION


By /s/ Hugh Panero                  By /s/ Gary Parsons
   -----------------                   ------------------
Name:  Hugh Panero                  Name:  Gary Parsons
Title: President & CEO              Title: Chairman & CEO



Attachments:

Annex 1 - Rates for Services

Addendum No. 1 to the Technical Services Agreement

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ANNEX 1

                              Rates for Services

  The billable rates for the Service Provider are as follows:

                                                       Hourly
                                                        Rate
                                                       ------
[*****]





                               ADDENDUM NO. 1 TO
                         TECHNICAL SERVICES AGREEMENT

     This Addendum No. 1 to the Technical Services Agreement (the "Agreement") dated as of January 1, 1998, is entered into by and among AMRC Holdings, Inc. (the "Company") and American Mobile Satellite Corporation (the "Service Provider"), each of which may be referred to individually as a "Party" or collectively as the "Parties."

     Capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

1.   Services Provided.  The Company and the Service Provider hereby agree that
     -----------------
     the Services requested by the Company and to be provided by the Service Provider during the First Quarter of 1998 are:

     1)   Amendment to FCC Application: Assist in preparing American Mobile
          ----------------------------
          Radio Corporation's amended filing with the Federal Communications Commission, including the technical and business specifications.

     2)   Technical Evaluation:  Evaluation of alternative technologies and
          --------------------
          system architecture, including support in discussions with potential third party manufacturers.

     3)   Business Evaluation:  Evaluation of potential marketing and
          -------------------
          business plan activities, including through third party proposals.

     4)  Other Services:  Other Services as requested from time to time by the
         --------------
         Company.

2.   Payment for Services.  The Service Provider shall be compensated for
     --------------------
     providing the Services described in Section 1.1 in accordance with the Itemization attached hereto.

     IN WITNESS WHEREOF, this Addendum No. 1 to the Agreement has been executed by the Parties, on the date above first written.


AMRC HOLDINGS, INC.                      AMERICAN MOBILE SATELLITE
                                         CORPORATION


By /s/ Hugh Panero                       By /s/ Gary Parsons
   -----------------                        ------------------
Name:  Hugh Panero                       Name:  Gary Parsons
Title: President & CEO                   Title: Chairman & CEO

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                              Form of Itemization
                                 (AMSC - AMRC)

     Hourly                                                        Total
      Rate        Jan.       Feb.       March        April       Billings
     ------      -----      -----       -----        -----       --------



              [*****]

                AMENDMENT NO. 1 TO TECHNICAL SERVICES AGREEMENT


          This AMENDMENT NO. 1 TO TECHNICAL SERVICES AGREEMENT (this "Amendment") is entered into as of June 7, 1999, and amends that certain
 ---------
TECHNICAL SERVICES AGREEMENT (the "AMSC TSA") entered into on July 24, 1998, but
                                   --------
intended to be effective as of January 1, 1998, by and between XM Satellite Radio Holdings Inc. (formerly known as AMRC Holdings), a corporation organized under the laws of the State of Delaware ("XM") and American Mobile Satellite
                                          --
Corporation, a corporation organized under the laws of the State of Delaware ("American Mobile") (each a "Party" and together the "Parties");
-----------------            -----                    -------

          WHEREAS, XM is receiving technical and business assistance from American Mobile in connection with the development and implementation of XM's satellite digital audio radio system pursuant to a license granted by the U.S. Federal Communications Commission (the "XM System");
                                        ---------

          WHEREAS, the Parties have determined that it is desirable and appropriate to clarify and amend certain provisions of the AMSC TSA in connection with the entering into of the Exchange Agreement by American Mobile and the other parties thereto;

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          (a) It was and remains the intent of XM and American Mobile that no transfer of equipment or technology from XM to American Mobile will be made pursuant to the AMSC TSA or otherwise unless the transfer is consistent with the requirements of the U.S. export control laws, including the Export Administration Regulations and the International Traffic in Arms Regulations.

          (b) For the avoidance of doubt, the AMSC TSA is hereby amended by the addition of new Section 12.10 thereto as follows:

          12.10  Technology Transfer.  No transfer of equipment or technology
                 -------------------
          from AMRC to AMSC will be made pursuant to this Agreement or otherwise unless the transfer is consistent with the requirements of the U.S. export control laws, including the Export Administration Regulations and the International Traffic in Arms Regulations.

          (c) XM hereby confirms that it understands that it may be required to enter into technical assistance agreements that meet the requirements of the U.S. export control laws, including the Export Administration Regulations and the International Traffic in Arms Regulations, in connection with access by foreign nationals to data subject to U.S. export control regulations. XM further understands that the export of certain information required for (i) the development of its payload by Alcatel S.A. in France and
(ii) the export of its satellites for launch on the Sea Launch System are subject to the export control licensing requirements imposed by applicable U.S. law and regulation, including the Export Administration Regulations and the International Traffic in Arms Regulations. In this connection, XM agrees to obtain, and will enable the appropriate third parties to obtain, all necessary U.S. governmental approvals for such technical assistance agreements and export licenses in a time frame consistent with the scheduled launch of the XM Satellite Radio system.

          (d) XM hereby covenants that any technica l information it has in its possession which is subject to the requirements of the U.S. export control laws, including the Export Administration Regulations and the International Traffic in Arms Regulations, will be retained in accordance with the XM Satellite Radio Inc. Export Control Management Policy.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized directors, officers or representatives as of the date and year first above written.



                                       AMERICAN MOBILE SATELLITE CORPORATION


                                       By  /s/ Randy Segal
                                          ------------------------------------
                                       Name:  Randy Segal
                                       Title: Senior Vice President

                                       XM SATELLITE RADIO HOLDINGS, INC.


                                       By  /s/ Joseph
M. Titlebaum
                                          -------------------------------------
                                       Name:  Joseph M. Titlebaum
                                       Title: SVP General Counsel and Secretary

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